                        EXHIBIT 99 - COMPUTATION OF THE
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)

                                             Three Months Ended
                                               March 31, 1995
                                    -----------------------------------
                                    Appliance   Financial    Whirlpool
                                     Business    Services   Corporation
                                    ---------   ---------   -----------
Pretax earnings                       $ 89.5       $ 8.1       $ 97.6

Portion of rents representative
  of the interest factor                 4.3         0.2          4.5

Interest on indebtedness                26.8        18.1         44.9

Amortization of debt expense
  and premium                            0.1           -          0.1

WFC preferred stock dividend               -         1.1          1.1
                                      ------       -----       ------
       Adjusted income                $120.7       $27.5       $148.2
                                      ======       =====       ======

Fixed charges
- -------------

   Portion of rents representative
     of the interest factor           $  4.3       $ 0.2       $  4.5

   Interest on indebtedness             26.8        18.1         44.9

   Amortization of debt expense
     and premium                         0.1           -          0.1

   WFC preferred stock dividend            -         1.1          1.1
                                      ------       -----       ------
                                      $ 31.2       $19.4       $ 50.6
                                      ======       =====       ======

Ratio of earnings to
  fixed charges                         3.87        1.42         2.93
                                      ======       =====       ======


Ratio of earnings to
  fixed charges at
    March 31, 1994                      4.67        1.45         3.60
                                      ======       =====       ======

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